UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): August 6, 2010

iGo, Inc.
(Exact Name of Registrant as Specified in Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

0-30907	86-0843914
(Commission File Number)	(IRS Employer Identification No.)

17800 N. Perimeter Dr., Suite 200, Scottsdale, Arizona	85255
(Address of Principal Executive Offices)	(Zip Code)
(480) 596-0061
(Registrant’s telephone number, including area code)
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-99.1

     Item 8.01. Other Events.
     On August 6, 2010, iGo, Inc. (the “Company”) acquired all of the outstanding stock of Adapt Mobile Limited (“Adapt Mobile”), a company headquartered in London, England. The purchase price for the Adapt Mobile common stock was $900,000. As part of the acquisition, the Company entered into three year employment agreements with the three founders and key employees of Adapt Mobile, Jack Hampson, Arno Nabuurs and Ben Theobald. Each of Messrs. Hampson, Nabuurs and Theobald received grants of 200,000 restricted stock units (“RSUs”) that will vest 33% on each of August 6, 2011 and August 6, 2012, and 34% on August 6, 2013. The RSUs were issued as an inducement for Messrs. Hampson, Nabuurs and Theobald to accept employment with the Company in connection with the acquisition of Adapt Mobile and, accordingly, shareholder approval is not required pursuant to Nasdaq Marketplace Rule 5635(c)(4).
     On August 10, 2010, the Company issued a press release announcing the acquisition of Adapt Mobile and the related transactions (including the RSU grants). A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.
     Item 9.01. Financial Statements and Exhibits
     (d) Exhibits.

Exhibit No.	Description

Exhibit 99.1	Press Release issued August 10, 2010

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

iGO, INC.

Dated: August 10, 2010	By:	/s/ Darryl S. Baker

	Name:	Darryl S. Baker
	Title:	Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description of Document

99.1	Press Release issued August 10, 2010